SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant    ☒
Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SEQUENOM, INC.
(Name of Registrant as Specified In Its Certificate)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(3) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐    Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6)	Amount Previously Paid:

7)	Form, Schedule or Registration Statement No.:

8)	Filing Party:

9)	Date Filed:

3595 John Hopkins Court
San Diego, California 92121

May 14, 2002

Dear Shareholder:

This letter is sent to remind you, as a shareholder of Sequenom, Inc., that Sequenom’s annual meeting of shareholders will be held on Friday, May 31, 2002 at 10:00 a.m. local time at Sequenom’s offices located at 3595 John Hopkins Court, San Diego, California. To date, we have not received your proxy. At this year’s meeting we have some very important matters up for shareholder vote. We urge you to submit your vote as soon as possible.

Please sign, date and return the enclosed proxy card in the envelope provided. Alternatively, you may submit your vote in person or by telephone or over the Internet using the instructions provided on the enclosed proxy card. Your vote is important regardless of the number of shares you own.

If you have any questions or need assistance with voting your shares, please call our proxy solicitor, Georgeson Shareholder Communications, at 1-800-223-2064.

Sincerely,

Stephen L. Zaniboni
Chief Financial Officer and Secretary

YOUR VOTE IS IMPORTANT!
YOU CAN VOTE IN ONE OF THREE WAYS:

Option 1:    Vote over the Internet

1.	Read the accompanying Proxy Statement.
2.	Have your 12-digit control number and company number located on your voting ballot available.
3.	Point your browser to http://proxy.georgeson.com.
4.	Follow the instructions. You will be given two choices:
•	You can simply cast your vote; or
•
You can cast your vote and register to receive all future stockholder communications electronically, instead of in print. This means that the annual report, proxy, and any other correspondence will be delivered to you electronically via e-mail.

or

Option 2:    Vote by telephone

1.	Read the accompanying Proxy Statement.
2.	Have your 12-digit control number located on your voting ballot available.
3.	Using a touch-tone phone, call, toll-free: 1-800-790-4577
4.	Follow the recorded instructions.

or

Option 3:    Vote by Paper Ballot

1.	Read the accompanying Proxy Statement.
2.	Mark your vote on the enclosed paper ballot and return it in the envelope provided.

Voting by Internet or telephone is fast, convenient and your vote is immediately confirmed and tabulated. Using the Internet or the telephone, you can vote anytime, 24 hours a day. More importantly, by choosing either option, you help Sequenom reduce postage and proxy tabulation costs. Please do not return the enclosed paper ballot if you are voting using the Internet or telephone.

COMPANY NUMBER	CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.
PROPOSAL 1:	To elect two directors to hold office until the 2005 Annual Meeting of Stockholders.
Nominees: Ernst-Gunter Afting, Ph.D. and John E. Lucas

For all nominees listed above (except as marked to the contrary below).
☐

WITHHOLD AUTHORITY to vote for all nominees listed above
☐

To withhold authority to vote for any nominee(s) write such nominee(s)' name(s) below:

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 2.
PROPOSAL 2:	To approve an amendment to the Company's Bylaws to provide that the authorized number of directors will be set within a range of five to nine.

FOR ☐	AGAINST ☐	ABSTAIN ☐

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSAL 3.
PROPOSAL 3:	To ratify selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated   ____________________________________________________

__________________________________________________________

__________________________________________________________
Signature(s)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is partnership, please sign in the partnership’s name by an authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

P
R
O
X
Y
TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

SEQUENOM, INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 31, 2002

The undersigned hereby appoints Antonius Schuh, Ph.D. and Stephen L. Zaniboni, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Sequenom, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company located at 3595 John Hopkins Court, San Diego, California 92121 on Friday, May 31, 2002 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE		SEE REVERSE
SIDE	(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)	SIDE